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                                                                Exhibit 23-B
                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated January 25, 2000, included in Columbia Energy Group's 1999 Annual Report on Form 10-K, into the following previously filed registration statements:

          1.  Form S-8 of Columbia Energy Group (File No. 333-03869)
          2.  Form S-8 of Columbia Energy Group (File No. 33-42776)
          3.  Form S-8 of Columbia Energy Group (File No. 333-80797)
          4.  Form S-3 of Columbia Energy Group (File No. 33-64555)

ARTHUR ANDERSEN LLP

New York, New York
February 25, 2000